Exhibit 99.1

News Release

TE Connectivity Reports Strong Second Quarter Earnings

Sales Up 5 Percent; GAAP EPS Up 32 Percent; Adjusted EPS Up 25 Percent

SCHAFFHAUSEN, Switzerland — April 23, 2014 — TE Connectivity Ltd. (NYSE: TEL) today reported results for the fiscal second quarter ended March 28, 2014.

Second Quarter Highlights

•                  Net sales increased to $3.43 billion, up 6 percent organically versus the prior year

•                  Adjusted Earnings Per Share were $0.95, up 25 percent versus the prior year

•                  Diluted Earnings Per Share from Continuing Operations (GAAP EPS) were $0.87, up 32 percent versus the prior year

•                  Free Cash Flow was $273 million; returned $281 million to shareholders through share repurchases and dividends

•                  Shareholders approved an annual dividend of $1.16 per share representing a 16 percent increase

•                  Announced on April 2, 2014, the planned acquisition of the SEACON Group

“Orders and sales were up organically in all regions, driven by strong performance in most of our markets including automotive, industrial transportation, aerospace, oil and gas, industrial equipment, appliances and broadband networks,” said Tom Lynch, TE Connectivity Chairman and Chief Executive Officer. “I continue to be pleased with our execution as we improved our adjusted operating margins to 15.5 percent, up 190 basis points over the prior year, and had another quarter of solid cash flow.

“During the quarter, orders increased 4 percent, keeping us on track for continued double digit adjusted earnings growth in the second half of the year,” said Lynch. “We expect continued strength in our transportation and industrial markets in the second half.

“Subsequent to the quarter, we announced the acquisition of the SEACON Group, a leader in providing connectivity solutions to the offshore oil and gas industry,” said Lynch. “This is another step in our strategy to expand our leading position in connectivity solutions for harsh environment applications.”

FISCAL SECOND QUARTER RESULTS

The company reported net sales of $3.43 billion, compared to prior year sales of $3.27 billion. Adjusted EPS were $0.95, compared to $0.76 in the prior year. GAAP EPS were $0.87 for the quarter, compared to $0.66 in the prior year. Free cash flow was $273 million for the quarter.

GAAP EPS includes $0.03 of restructuring and other charges and $0.05 of charges related to tax items.

Excluding Subsea Communications, total company orders were $3.46 billion, up 4 percent organically, and the book-to-bill ratio was 1.03.

OUTLOOK

For the third quarter, the company expects net sales of $3.54 to $3.64 billion and adjusted EPS of $0.96 to $1.00. GAAP EPS are expected to be $0.93 to $0.97, including restructuring charges of $0.02 and acquisition related charges of $0.01.

For the full year, the company expects net sales of $13.8 to $14.1 billion and adjusted EPS of $3.72 to $3.84. GAAP EPS are expected to be $3.62 to $3.74, including restructuring charges of $0.07, acquisition related charges of $0.02, and expense from tax-related items of $0.01.

This outlook assumes foreign exchange and commodity rates that are consistent with current levels.

Information about TE Connectivity’s use of non-GAAP financial measures is described at the end of this press release. For a reconciliation of these non-GAAP financial measures, see the attached tables.

ABOUT TE CONNECTIVITY

TE Connectivity (NYSE: TEL) is a $13 billion world leader in connectivity. The company designs and manufactures products at the heart of electronic connections for the world’s leading industries including automotive, energy and industrial, broadband communications, consumer devices, healthcare, and aerospace and defense. TE Connectivity’s long-standing commitment to innovation and engineering excellence helps its customers solve the need for more energy efficiency, always-on communications and ever-increasing productivity. With nearly 90,000 employees in over 50 countries, TE Connectivity makes connections the world relies on to work flawlessly every day. To connect with the company, visit: www.TE.com.

CONFERENCE CALL AND WEBCAST

•                  The company will hold a conference call for investors today beginning at 8:30 a.m. EDT.

•                  Internet users will be able to access the company’s earnings webcast, including slide materials, at the “Investors” section of TE Connectivity’s website: http://investors.te.com.

•                  For both “listen-only” participants and those participants who wish to take part in the question-and-answer portion of the call, the telephone dial-in number in the United States is (800) 230-1059. The telephone dial-in number for participants outside the United States is (612) 234-9960.

•                  An audio replay of the conference call will be available beginning at 10:30 a.m. on April 23, 2014 and ending at 11:59 p.m. on April 30, 2014. The dial-in number for participants in the United States is (800) 475-6701. For participants outside the United States, the replay dial-in number is (320) 365-3844. The replay access code for all callers is 322058.

NON-GAAP MEASURES

“Organic Sales Growth,” “Adjusted Operating Income,” “Adjusted Operating Margin,” “Adjusted Other Income, Net,” “Adjusted Income Tax Expense,” “Adjusted Income from Continuing Operations,” “Adjusted Earnings Per Share,” and “Free Cash Flow” (FCF) are non-GAAP measures and should not be considered replacements for GAAP results.

“Organic Sales Growth” is a useful measure used by us to measure the underlying results and trends in the business. The difference between reported net sales growth (the most comparable GAAP measure) and Organic Sales Growth (the non-GAAP measure) consists of the impact from foreign currency exchange rates and acquisitions and divestitures, if any. Organic Sales Growth is a useful measure of our performance because it excludes items that: i) are not completely under management’s control, such as the impact of changes in foreign currency exchange rates; or ii) do not reflect the underlying growth of the company, such as acquisition and divestiture activity. The limitation of this measure is that it excludes items that have an impact on our sales. This limitation is best addressed by using organic sales growth in combination with the GAAP results.

We present operating income before special items including charges or income related to legal settlements and reserves, restructuring and other charges, acquisition related charges, impairment charges, and other income or charges, if any (“Adjusted Operating Income”). We utilize Adjusted Operating Income to assess segment level core operating performance and to provide insight to management in evaluating segment operating plan execution and underlying market conditions. It also is a significant component in our incentive compensation plans. Adjusted Operating Income is a useful measure for investors because it provides insight into our underlying operating results, trends, and the comparability of these results between periods. The difference between Adjusted Operating Income and operating income (the most comparable GAAP measure) consists of the impact of charges or income related to legal settlements and reserves, restructuring and other charges, acquisition related charges, impairment charges, and other income or charges, if any, that may mask the underlying operating results and/or business trends. The limitation of this measure is that it excludes the financial impact of items that would otherwise either increase or decrease our reported operating income. This limitation is best addressed by using Adjusted Operating Income in combination with operating income (the most comparable GAAP measure) in order to better understand the amounts, character and impact of any increase or decrease on reported results.

We present operating margin before special items including charges or income related to legal settlements and reserves, restructuring and other charges, acquisition related charges, impairment charges, and other income or charges, if any (“Adjusted Operating Margin”). We present Adjusted Operating Margin before special items to give investors a perspective on the underlying business results. It also is a significant component in our incentive compensation plans. This measure should be considered in conjunction with operating margin calculated using our GAAP results in order to understand the amounts, character and impact of adjustments to operating margin.

We present other income, net before special items including tax sharing income related to certain proposed adjustments to prior period tax returns and other tax items, if any (“Adjusted Other Income, Net”). We present Adjusted Other Income, Net as we believe that it is appropriate for investors to consider results excluding these items in addition to results in accordance with GAAP. The difference between Adjusted Other Income, Net and other income, net (the most comparable GAAP measure) consists of tax sharing income related to certain proposed adjustments to prior period tax returns and other tax items, if any. The limitation of this measure is that it excludes the financial impact of items that would otherwise either increase or decrease other income, net. This limitation is best addressed by using Adjusted Other Income, Net in combination with other income, net (the most comparable GAAP measure) in order to better understand the amounts, character and impact of any increase or decrease in reported amounts.

We present income tax expense after adjusting for the tax effect of special items including charges related to restructuring and other charges, acquisition related charges, impairment charges, other income or charges, and certain significant special tax items, if any (“Adjusted Income Tax Expense”). We present Adjusted Income Tax Expense to provide investors further information regarding the tax effects of adjustments used in determining the non-GAAP financial measure Adjusted Income from Continuing Operations (as defined below). The difference between Adjusted Income Tax Expense and income tax expense (the most comparable GAAP measure) is the tax effect of adjusting items and certain significant special tax items, if any. The limitation of this measure is that it excludes the financial impact of items that would otherwise either increase or decrease income tax expense. This limitation is best addressed by using Adjusted Income Tax Expense in combination with income tax expense (the most comparable GAAP measure) in order to better understand the amounts, character and impact of any increase or decrease in reported amounts.

We present income from continuing operations attributable to TE Connectivity Ltd. before special items including charges or income related to legal settlements and reserves, restructuring and other charges, acquisition related charges, impairment charges, tax sharing income related to certain proposed adjustments to prior period tax returns and other tax items, certain significant special tax items, other income or charges, if any, and, if applicable, related tax effects (“Adjusted Income from Continuing Operations”). We present Adjusted Income from Continuing Operations as we believe that it is appropriate for investors to consider results excluding these items in addition to results in accordance with GAAP. Adjusted Income from Continuing Operations provides additional information regarding our underlying operating results, trends and the comparability of these results between periods. The difference between Adjusted Income from Continuing Operations and income from continuing operations attributable to TE Connectivity Ltd. (the most comparable GAAP measure) consists of the impact of charges or income related to legal settlements and reserves, restructuring and other charges, acquisition related charges, impairment charges, tax sharing income related to certain proposed adjustments to prior period tax returns and other tax items, certain significant special tax items, other income or charges, if any, and, if applicable, related tax effects. The limitation of this measure is that it excludes the financial impact of items that would otherwise either increase or decrease our reported results. This limitation is best addressed by using Adjusted Income from Continuing Operations in combination with income from continuing operations attributable to TE Connectivity Ltd. (the most comparable GAAP measure) in order to better understand the amounts, character and impact of any increase or decrease in reported amounts.

We present diluted earnings per share from continuing operations attributable to TE Connectivity Ltd. before special items, including charges or income related to legal settlements and reserves, restructuring and other charges, acquisition related charges, impairment charges, tax sharing income related to certain proposed adjustments to prior period tax returns and other tax items, certain significant special tax items, other income or charges, if any, and, if applicable, related tax effects (“Adjusted Earnings Per Share”). We present Adjusted Earnings Per Share because we believe that it is appropriate for investors to consider results excluding these items in addition to results in accordance with GAAP. We believe such a measure provides a picture of our results that is more comparable among periods since it excludes the impact of special items, which may recur, but tend to be irregular as to timing, thereby making comparisons between periods more difficult. It also is a significant component in our incentive compensation plans. The limitation of this measure is that it excludes the financial impact of items that would otherwise either increase or decrease our reported results. This limitation is best addressed by using Adjusted Earnings Per Share in combination with diluted earnings per share from continuing operations attributable to TE Connectivity Ltd. (the most comparable GAAP measure) in order to better understand the amounts, character and impact of any increase or decrease on reported results.

“Free Cash Flow” (FCF) is a useful measure of our ability to generate cash.  It also is a significant component in our incentive compensation plans.  The difference between net cash provided by continuing operating activities (the most comparable GAAP measure) and FCF (the non-GAAP measure) consists mainly of significant cash outflows and inflows that we believe are useful to identify.  We believe free cash flow provides useful information to investors as it provides insight into the primary cash flow metric used by management to monitor and evaluate cash flows generated from our operations.

FCF is defined as net cash provided by continuing operating activities excluding voluntary pension contributions and the cash impact of special items, if any, minus net capital expenditures. Net capital expenditures consist of capital expenditures less proceeds from the sale of property, plant and equipment.  These items are subtracted because they represent long-term commitments.  Voluntary pension contributions are excluded from the GAAP measure because this activity is driven by economic financing decisions rather than operating activity.  Certain special items, including net payments related to pre-separation tax matters, also are considered by management in evaluating free cash flow.  We believe investors should also consider these items in evaluating our free cash flow.  We forecast our cash flow results excluding any voluntary pension contributions because we have not yet made a determination about the amount and timing of any such future contributions.  In addition, our forecast excludes the cash impact of special items because we cannot predict the amount and timing of such items.

FCF as presented herein may not be comparable to similarly-titled measures reported by other companies.  The primary limitation of this measure is that it excludes items that have an impact on our GAAP cash flow.  Also, it subtracts certain cash items that are ultimately within management’s and the Board of Directors’ discretion to direct and may imply that there is less or more cash available for our programs than the most comparable GAAP measure indicates.  This limitation is best addressed by using FCF in combination with the GAAP cash flow results.  It should not be inferred that the entire free cash flow amount is available for future discretionary expenditures, as our definition of free cash flow does not consider certain non-discretionary expenditures, such as debt payments.  In addition, we may have other discretionary expenditures, such as discretionary dividends, share repurchases, and business acquisitions, that are not considered in the calculation of free cash flow.

FORWARD-LOOKING STATEMENTS

This release contains certain “forward-looking statements” within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. These statements are based on management’s current expectations and are subject to risks, uncertainty and changes in circumstances, which may cause actual results, performance, financial condition or achievements to differ materially from anticipated results, performance, financial condition or achievements. All statements contained herein that are not clearly historical in nature are forward-looking and the words “anticipate,” “believe,” “expect,” “estimate,” “plan,” and similar expressions are generally intended to identify forward-looking statements. We have no intention and are under no obligation to update or alter (and expressly disclaim any such intention or obligation to do so) our forward-looking statements whether as a result of new information, future events or otherwise, except to the extent required by law. The forward-looking statements in this release include statements addressing our future financial condition and operating results. Examples of factors that could cause actual results to differ materially from those described in the forward-looking statements include, among others, business, economic, competitive and regulatory risks, such as conditions affecting demand for products, particularly in the automotive industry and the telecommunications networks and consumer devices industries; competition and pricing pressure; fluctuations in foreign currency exchange rates and commodity prices; natural disasters and political, economic and military instability in countries in which we operate; developments in the credit markets; future goodwill impairment; compliance with current and future environmental and other laws and regulations; and the possible effects on us of changes in tax laws, tax treaties and other legislation. More detailed information about these and other factors is set forth in TE Connectivity Ltd.’s Annual Report on Form 10-K for the fiscal year ended Sept. 27, 2013 as well as in our Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and other reports filed by us with the U.S. Securities and Exchange Commission.

# # #

Contacts:	Media Relations:	Investor Relations:
	Jane Crawford	Keith Kolstrom
	610-893-9689 Office	610-893-9551 Office
	jane.crawford@te.com	keith.kolstrom@te.com

	Brian Schaffer	Will Ruthrauff
	212-279-3115 Office	610-893-9565 Office
	bschaffer@prosek.com	will.ruthrauff@te.com

TE CONNECTIVITY LTD.

CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)

	For the Quarters Ended		For the Six Months Ended
	March 28,	March 29,	March 28,	March 29,
	2014	2013	2014	2013
	(in millions, except per share data)
Net sales	$3,431	$3,265	$6,757	$6,399
Cost of sales	2,258	2,213	4,467	4,358
Gross margin	1,173	1,052	2,290	2,041
Selling, general, and administrative expenses	471	438	938	866
Research, development, and engineering expenses	170	171	334	342
Acquisition and integration costs	1	3	1	8
Restructuring and other charges, net	21	81	28	173
Operating income	510	359	989	652
Interest income	4	5	9	9
Interest expense	(30)	(35)	(64)	(72)
Other income (expense), net	16	9	48	(217)
Income from continuing operations before income taxes	500	338	982	372
Income tax (expense) benefit	(136)	(60)	(263)	185
Income from continuing operations	364	278	719	557
Loss from discontinued operations, net of income taxes	(2)	(1)	(4)	(3)
Net income attributable to TE Connectivity Ltd.	$362	$277	$715	$554

Basic earnings per share attributable to TE Connectivity Ltd.:
Income from continuing operations	$0.89	$0.66	$1.75	$1.32
Loss from discontinued operations	—	—	(0.01)	(0.01)
Net income	0.88	0.66	1.74	1.32

Diluted earnings per share attributable to TE Connectivity Ltd.:
Income from continuing operations	$0.87	$0.66	$1.72	$1.31
Loss from discontinued operations	—	—	(0.01)	(0.01)
Net income	0.87	0.65	1.71	1.30

Dividends and cash distributions paid per common share	$0.25	$0.21	$0.50	$0.42

Weighted-average number of shares outstanding:
Basic	410	420	411	421
Diluted	417	424	417	425

TE CONNECTIVITY LTD.

CONSOLIDATED BALANCE SHEETS (UNAUDITED)

	March 28,	September 27,
	2014	2013
	(in millions, except share data)
Assets
Current assets:
Cash and cash equivalents	$1,429	$1,403
Accounts receivable, net of allowance for doubtful accounts of $38 and $48, respectively	2,402	2,323
Inventories	1,850	1,762
Prepaid expenses and other current assets	543	487
Deferred income taxes	342	334
Total current assets	6,566	6,309
Property, plant, and equipment, net	3,181	3,166
Goodwill	4,355	4,326
Intangible assets, net	1,197	1,244
Deferred income taxes	2,009	2,146
Receivable from Tyco International Ltd. and Covidien plc	1,013	1,002
Other assets	307	268
Total Assets	$18,628	$18,461

Liabilities and Equity
Current liabilities:
Current maturities of long-term debt	$625	$711
Accounts payable	1,421	1,383
Accrued and other current liabilities	1,983	1,762
Deferred revenue	58	68
Total current liabilities	4,087	3,924
Long-term debt	2,370	2,303
Long-term pension and postretirement liabilities	1,140	1,155
Deferred income taxes	321	321
Income taxes	1,996	1,979
Other liabilities	315	393
Total Liabilities	10,229	10,075
Commitments and contingencies
Equity:
TE Connectivity Ltd. shareholders’ equity:
Common shares, 428,527,307 shares authorized and issued, CHF 0.57 par value	189	189
Contributed surplus	5,623	6,136
Accumulated earnings	3,187	2,472
Treasury shares, at cost, 19,278,903 and 17,020,636 shares, respectively	(924)	(720)
Accumulated other comprehensive income	318	303
Total TE Connectivity Ltd. shareholders’ equity	8,393	8,380
Noncontrolling interests	6	6
Total Equity	8,399	8,386
Total Liabilities and Equity	$18,628	$18,461

TE CONNECTIVITY LTD.

CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)

	For the Quarters Ended		For the Six Months Ended
	March 28,	March 29,	March 28,	March 29,
	2014	2013	2014	2013
	(in millions)
Cash Flows From Operating Activities:
Net income attributable to TE Connectivity Ltd.	$362	$277	$715	$554
Loss from discontinued operations, net of income taxes	2	1	4	3
Income from continuing operations	364	278	719	557
Adjustments to reconcile income from continuing operations to net cash provided by operating activities:
Depreciation and amortization	154	158	303	310
Deferred income taxes	36	(28)	67	93
Provision for losses on accounts receivable and inventories	13	14	36	39
Tax sharing (income) expense	(17)	(10)	(51)	216
Share-based compensation expense	21	19	43	40
Other	18	14	43	34
Changes in assets and liabilities, net of the effects of acquisitions and divestitures:
Accounts receivable, net	(134)	(74)	(107)	49
Inventories	(26)	(30)	(133)	(74)
Inventoried costs on long-term contracts	10	(10)	20	6
Prepaid expenses and other current assets	(35)	(47)	(12)	(36)
Accounts payable	59	145	40	107
Accrued and other current liabilities	(74)	24	(218)	(52)
Income taxes	32	—	72	(451)
Other	32	(7)	18	1
Net cash provided by continuing operating activities	453	446	840	839
Net cash used in discontinued operating activities	(4)	(1)	(6)	(2)
Net cash provided by operating activities	449	445	834	837
Cash Flows From Investing Activities:
Capital expenditures	(168)	(127)	(301)	(253)
Proceeds from sale of property, plant, and equipment	9	2	21	4
Other	(16)	(2)	(18)	17
Net cash used in investing activities	(175)	(127)	(298)	(232)
Cash Flows From Financing Activities:
Net increase in commercial paper	50	—	25	50
Proceeds from issuance of long-term debt	—	—	323	—
Repayment of long-term debt	(57)	—	(360)	(714)
Proceeds from exercise of share options	52	70	109	86
Repurchase of common shares	(182)	(198)	(392)	(365)
Payment of common share dividends and cash distributions to shareholders	(102)	(88)	(205)	(177)
Other	(3)	—	(6)	(2)
Net cash used in continuing financing activities	(242)	(216)	(506)	(1,122)
Net cash provided by discontinued financing activities	4	1	6	2
Net cash used in financing activities	(238)	(215)	(500)	(1,120)
Effect of currency translation on cash	(4)	(2)	(10)	(1)
Net increase (decrease) in cash and cash equivalents	32	101	26	(516)
Cash and cash equivalents at beginning of period	1,397	972	1,403	1,589
Cash and cash equivalents at end of period	$1,429	$1,073	$1,429	$1,073

Supplemental Cash Flow Information:
Interest paid	$16	$23	$63	$88
Income taxes paid, net of refunds	68	89	124	173

Reconciliation to Free Cash Flow:
Net cash provided by continuing operating activities	$453	$446	$840	$839
Capital expenditures, net	(159)	(125)	(280)	(249)
Payments (receipts) related to pre-separation U.S. tax matters, net	(21)	32	(21)	67
Free cash flow (1)	$273	$353	$539	$657

(1) Free cash flow is a non-GAAP measure. See description of non-GAAP measures contained in this release.

TE CONNECTIVITY LTD.

CONSOLIDATED SEGMENT DATA (UNAUDITED)

	For the Quarters Ended				For the Six Months Ended
	March 28,		March 29,		March 28,		March 29,
	2014		2013		2014		2013
	($ in millions)
Net Sales:
Transportation Solutions	$1,571		$1,385		$3,011		$2,649
Industrial Solutions	789		758		1,552		1,478
Network Solutions	688		725		1,401		1,459
Consumer Solutions	383		397		793		813
Total	$3,431		$3,265		$6,757		$6,399

Operating Income:
Transportation Solutions	$347	22.1%	$241	17.4%	$643	21.4%	$433	16.3%
Industrial Solutions	106	13.4%	79	10.4%	205	13.2%	151	10.2%
Network Solutions	23	3.3%	19	2.6%	69	4.9%	55	3.8%
Consumer Solutions	34	8.9%	20	5.0%	72	9.1%	13	1.6%
Total	$510	14.9%	$359	11.0%	$989	14.6%	$652	10.2%

TE CONNECTIVITY LTD.

RECONCILIATION OF NET SALES GROWTH (UNAUDITED)

							Percentage of
							Segment’s Total
	Change in Net Sales for the Quarter Ended March 28, 2014						Net Sales for the
	versus Net Sales for the Quarter Ended March 29, 2013						Quarter Ended
	Organic (1)		Translation (2)	Divestitures	Total		March 28, 2014
	($ in millions)
Transportation Solutions (3):
Automotive	$184	13.3%	$2	$—	$186	13.4%	100%
Total	184	13.3	2	—	186	13.4	100%
Industrial Solutions (3):
Industrial Equipment	22	7.5	3	—	25	8.2	42
Aerospace, Defense, Oil, and Gas	12	4.5	1	—	13	5.0	35
Energy	(1)	(0.6)	(2)	(4)	(7)	(3.6)	23
Total	33	4.4	2	(4)	31	4.1	100%
Network Solutions (3):
Telecom Networks	19	6.3	(1)	—	18	6.0	46
Data Communications	(13)	(7.2)	(2)	(20)	(35)	(17.9)	23
Enterprise Networks	7	4.9	(6)	—	1	0.7	22
Subsea Communications	(22)	(26.5)	1	—	(21)	(25.6)	9
Total	(9)	(1.3)	(8)	(20)	(37)	(5.1)	100%
Consumer Solutions (3):
Consumer Devices	(19)	(7.5)	(2)	—	(21)	(8.6)	58
Appliances	7	4.6	—	—	7	4.6	42
Total	(12)	(2.9)	(2)	—	(14)	(3.5)	100%
Total	$196	6.1%	$(6)	$(24)	$166	5.1%

							Percentage of
							Segment’s Total
	Change in Net Sales for the Six Months Ended March 28, 2014						Net Sales for the
	versus Net Sales for the Six Months Ended March 29, 2013						Six Months Ended
	Organic (1)		Translation (2)	Divestitures	Total		March 28, 2014
	($ in millions)
Transportation Solutions (3):
Automotive	$360	13.6%	$2	$—	$362	13.7%	100%
Total	360	13.6	2	—	362	13.7	100%
Industrial Solutions (3):
Industrial Equipment	51	8.5	1	—	52	8.7	42
Aerospace, Defense, Oil, and Gas	20	4.1	4	—	24	4.8	34
Energy	7	1.9	(1)	(8)	(2)	(0.5)	24
Total	78	5.3	4	(8)	74	5.0	100%
Network Solutions (3):
Telecom Networks	49	8.5	1	—	50	8.6	45
Data Communications	(30)	(7.7)	(1)	(39)	(70)	(17.8)	23
Enterprise Networks	18	5.4	(11)	—	7	2.4	22
Subsea Communications	(44)	(23.4)	(1)	—	(45)	(23.7)	10
Total	(7)	(0.5)	(12)	(39)	(58)	(4.0)	100%
Consumer Solutions (3):
Consumer Devices	(28)	(5.3)	(10)	—	(38)	(7.3)	61
Appliances	19	6.4	(1)	—	18	6.1	39
Total	(9)	(1.1)	(11)	—	(20)	(2.5)	100%
Total	$422	6.6%	$(17)	$(47)	$358	5.6%

(1) Represents the change in net sales resulting from volume and price changes, before consideration of acquisitions, divestitures, and the impact of changes in foreign currency exchange rates. Organic net sales growth is a non-GAAP measure. See description of non-GAAP measures contained in this release.

(2) Represents the change in net sales resulting from changes in foreign currency exchange rates.

(3) Industry end market information is presented consistently with our internal management reporting and may be periodically revised as management deems necessary.

TE CONNECTIVITY LTD.

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES TO GAAP FINANCIAL MEASURES

For the Quarter Ended March 28, 2014

(UNAUDITED)

		Adjustments
		Acquisition	Restructuring
		Related	and Other	Tax	Adjusted
	U.S. GAAP	Charges	Charges, Net	Items (1)	(Non-GAAP) (2)
	($ in millions, except per share data)
Operating Income:
Transportation Solutions	$347	$—	$(1)	$—	$346
Industrial Solutions	106	1	5	—	112
Network Solutions	23	—	16	—	39
Consumer Solutions	34	—	1	—	35
Total	$510	$1	$21	$—	$532

Operating Margin	14.9%				15.5%

Other Income, Net	$16	$—	$—	$(14)	$2

Income Tax Expense	$(136)	$—	$(10)	$36	$(110)

Income from Continuing Operations Attributable to TE Connectivity Ltd.	$364	$1	$11	$22	$398

Diluted Earnings per Share from Continuing Operations Attributable to TE Connectivity Ltd.	$0.87	$—	$0.03	$0.05	$0.95

(1) Includes income tax expense related to adjustments to prior year income tax returns. In addition, other income includes amounts related to reimbursements by Tyco International and Covidien in connection with pre-separation tax matters.

(2) See description of non-GAAP measures contained in this release.

TE CONNECTIVITY LTD.

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES TO GAAP FINANCIAL MEASURES

For the Quarter Ended March 29, 2013

(UNAUDITED)

		Adjustments
		Acquisition	Restructuring
		Related	and Other	Tax	Adjusted
	U.S. GAAP	Charges	Charges, Net	Items (1)	(Non-GAAP) (2)
	($ in millions, except per share data)
Operating Income:
Transportation Solutions	$241	$1	$18	$—	$260
Industrial Solutions	79	2	21	—	102
Network Solutions	19	—	26	—	45
Consumer Solutions	20	—	16	—	36
Total	$359	$3	$81	$—	$443

Operating Margin	11.0%				13.6%

Other Income, Net	$9	$—	$—	$(1)	$8

Income Tax Expense	$(60)	$(1)	$(24)	$(13)	$(98)

Income from Continuing Operations Attributable to TE Connectivity Ltd.	$278	$2	$57	$(14)	$323

Diluted Earnings per Share from Continuing Operations Attributable to TE Connectivity Ltd.	$0.66	$—	$0.13	$(0.03)	$0.76

(1) Reflects income tax benefits recognized in connection with the lapse of statutes of limitations for examinations of prior year income tax returns in certain non-U.S. locations partially offset by income tax expense related to adjustments to prior year income tax returns.

(2) See description of non-GAAP measures contained in this release.

TE CONNECTIVITY LTD.

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES TO GAAP FINANCIAL MEASURES

For the Six Months Ended March 28, 2014

(UNAUDITED)

		Adjustments
		Acquisition	Restructuring
		Related	and Other	Tax	Adjusted
	U.S. GAAP	Charges	Charges, Net	Items (1)	(Non-GAAP) (2)
	($ in millions, except per share data)
Operating Income:
Transportation Solutions	$643	$—	$—	$—	$643
Industrial Solutions	205	1	6	—	212
Network Solutions	69	—	21	—	90
Consumer Solutions	72	—	1	—	73
Total	$989	$1	$28	$—	$1,018

Operating Margin	14.6%				15.1%

Other Income, Net	$48	$—	$—	$(39)	$9

Income Tax Expense	$(263)	$—	$(11)	$43	$(231)

Income from Continuing Operations Attributable to TE Connectivity Ltd.	$719	$1	$17	$4	$741

Diluted Earnings per Share from Continuing Operations Attributable to TE Connectivity Ltd.	$1.72	$—	$0.04	$0.01	$1.78

(1) Includes income tax expense related to adjustments to prior year income tax returns. In addition, other income includes amounts related to reimbursements by Tyco International and Covidien in connection with pre-separation tax matters, including $18 million related to our share of a settlement agreement entered into by Tyco International with a former subsidiary.

(2) See description of non-GAAP measures contained in this release.

TE CONNECTIVITY LTD.

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES TO GAAP FINANCIAL MEASURES

For the Six Months Ended March 29, 2013

(UNAUDITED)

		Adjustments
		Acquisition	Restructuring
		Related	and Other	Tax	Adjusted
	U.S. GAAP	Charges	Charges, Net	Items (1)	(Non-GAAP) (2)
	($ in millions, except per share data)
Operating Income:
Transportation Solutions	$433	$4	$28	$—	$465
Industrial Solutions	151	4	33	—	188
Network Solutions	55	—	50	—	105
Consumer Solutions	13	—	62	—	75
Total	$652	$8	$173	$—	$833

Operating Margin	10.2%				13.0%

Other Income (Expense), Net	$(217)	$—	$—	$230	$13

Income Tax (Expense) Benefit	$185	$(2)	$(51)	$(314)	$(182)

Income from Continuing Operations Attributable to TE Connectivity Ltd.	$557	$6	$122	$(84)	$601

Diluted Earnings per Share from Continuing Operations Attributable to TE Connectivity Ltd.	$1.31	$0.01	$0.29	$(0.20)	$1.41

(1) Includes $331 million of income tax benefits associated with the settlement of an audit of prior year income tax returns as well as the related impact of $231 million to other expense pursuant to the tax sharing agreement with Tyco International and Covidien.  Also includes income tax benefits recognized in connection with the lapse of statutes of limitations for examinations of prior year income tax returns in certain non-U.S. locations and income tax expense related to adjustments to prior year income tax returns.

(2) See description of non-GAAP measures contained in this release.

TE CONNECTIVITY LTD.

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES TO GAAP FINANCIAL MEASURES

For the Quarter Ended June 28, 2013

(UNAUDITED)

		Adjustments
		Acquisition	Restructuring
		Related	and Other	Tax	Adjusted
	U.S. GAAP	Charges	Charges, Net	Items (1)	(Non-GAAP) (2)
	($ in millions, except per share data)
Operating Income:
Transportation Solutions	$282	$1	$1	$—	$284
Industrial Solutions	84	2	22	—	108
Network Solutions	48	—	26	—	74
Consumer Solutions	25	—	18	—	43
Total	$439	$3	$67	$—	$509

Operating Margin	12.7%				14.8%

Other Income, Net	$18	$—	$—	$(8)	$10

Income Tax Expense	$(93)	$(1)	$(21)	$—	$(115)

Income from Continuing Operations Attributable to TE Connectivity Ltd.	$332	$2	$46	$(8)	$372

Diluted Earnings per Share from Continuing Operations Attributable to TE Connectivity Ltd.	$0.79	$—	$0.11	$(0.02)	$0.88

(1) Relates to reimbursements by Tyco International and Covidien in connection with pre-separation tax matters.

(2) See description of non-GAAP measures contained in this release.

TE CONNECTIVITY LTD.

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES TO GAAP FINANCIAL MEASURES

For the Year Ended September 27, 2013

(UNAUDITED)

		Adjustments
		Acquisition	Restructuring
		Related	and Other	Tax	Adjusted
	U.S. GAAP	Charges	Charges, Net	Items (1)	(Non-GAAP) (2)
	($ in millions, except per share data)
Operating Income:
Transportation Solutions	$972	$7	$38	$—	$1,017
Industrial Solutions	362	7	62	—	431
Network Solutions	136	—	125	—	261
Consumer Solutions	86	—	86	—	172
Total	$1,556	$14	$311	$—	$1,881

Operating Margin	11.7%				14.2%

Other Income (Expense), Net	$(183)	$—	$—	$213	$30

Income Tax (Expense) Benefit	$29	$(5)	$(90)	$(354)	$(420)

Income from Continuing Operations Attributable to TE Connectivity Ltd.	$1,276	$9	$221	$(141)	$1,365

Diluted Earnings per Share from Continuing Operations Attributable to TE Connectivity Ltd.	$3.02	$0.02	$0.52	$(0.33)	$3.23

(1) Includes $331 million of income tax benefits associated with the settlement of an audit of prior year income tax returns as well as the related impact of $231 million to other expense pursuant to the tax sharing agreement with Tyco International and Covidien. Also includes income tax expense related to adjustments to prior year income tax returns, income tax benefits recognized in connection with a reduction in the valuation allowance associated with certain tax loss carryforwards, and income tax benefits recognized in connection with the lapse of statutes of limitations for examinations of prior year income tax returns. In addition, the other income adjustment includes amounts related to reimbursements by Tyco International and Covidien in connection with pre-separation tax matters.

(2) See description of non-GAAP measures contained in this release.

TE CONNECTIVITY LTD.

RECONCILIATION OF FORWARD-LOOKING NON-GAAP FINANCIAL MEASURES

TO FORWARD-LOOKING GAAP FINANCIAL MEASURES

As of April 23, 2014

(UNAUDITED)

	Outlook for
	Quarter Ending
	June 27,	Outlook for
	2014	Fiscal 2014
Diluted earnings per share from continuing operations attributable to TE Connectivity Ltd. (GAAP)	$0.93 - 0.97	$3.62 - 3.74
Restructuring and other charges, net	0.02	0.07
Acquisition related charges	0.01	0.02
Tax items	—	0.01
Adjusted diluted earnings per share from continuing operations attributable to TE Connectivity Ltd. (non-GAAP) (1)	$0.96 - 1.00	$3.72 - 3.84

(1) See description of non-GAAP measures contained in this release.